Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT (“Amendment”) is entered into for the purpose of amending certain provisions of that certain EMPLOYMENT AGREEMENT (“Agreement”) entered into as of December 1, 2003 by and between Save the World Air, Inc., a Nevada corporation (the “Company”) and Bruce H. McKinnon (“Executive”) and this Amendment is incorporated into the Agreement by this reference.

     1. Paragraph 4. Position and Duties is amended by deleting the following:

“The Executive shall serve as Executive Vice President/Business Development of STWA and he shall have such responsibilities, duties and authority as may, from time to time, be generally associated with such position and or as specifically detailed in the company’s official “Position Description.””

and replacing it with the following:

“The Executive shall serve as Chief Operating Officer of the Company and he shall have such responsibilities, duties and authority as may, from time to time, be generally associated with such position and or as specifically detailed in the company’s official “Position Description.””

     2. Paragraph 5. Compensation and Related Matters is amended by deleting the following:

“Base Compensation. During the period of the Executive’s employment hereunder, STWA shall pay to him annual base compensation as follows:

For the period from March 2, 2004 to December 31, 2004 at an annual rate not less than $153,600.00 and replacing it with the following:

“Base Compensation. During the period of the Executive’s employment hereunder, the Company shall pay to him annual base compensation as follows:

For the period from March 2, 2004 to December 31, 2005 at an annual rate of $192,000 and from January 1, 2005 to December 31, 2007 at an annual rate not less than $192,000;”

     All other terms and conditions of the Agreement not expressly amended hereby shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of March 2, 2004.

“EXECUTIVE”	SAVE THE WORLD AIR, INC.

/s/ BRUCE H. McKINNON	By	/s/ EDWARD L. MASRY

Name: Bruce H. McKinnon	Name:	Edward L. Masry

	Title:	Chief Executive Officer